UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

STARCO BRANDS, INC.

(Exact name of Company as specified in its charter)

Nevada	000-54892	27-1781753
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
250 26th Street, Suite 200 Santa Monica, CA 90402 (Address of principal executive offices) 818-260-9370 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

ITEM 8.01-OTHER EVENTS

On June 12, 2020, BOV Solutions (“Bov”), a division of the Starco Group that contract manufactures products for Starco Brands, Inc. (“Starco Brands”) received a final report (the “Report”) from Microbac Laboratories, Inc. (“Microbac”) with the results of a virucidal efficacy suspension test for severe acute respiratory syndrome-related Coronavirus 2 (SARS-CoV-2)(COVID-19 Virus) (the “Test”) for Starco Brands’ owned products, the Breathe® Hand Spray Sanitizer Spray and Gel hand sanitizer.  The Breathe Hand Spray Sanitizer Spray and Gelwere evaluated for the ability to inactivate Sever Acute Respiratory Syndrome-related Coronavirus 2 (SARS-CoV-2)(COVID-19 Virus). Microbac personnel performed the inactivation procedure using Severe Acute Respiratory Syndrome-related Corononavirus 2 (SARS-CoV-2)(COVID-19 Virus) to spike the test article solution. Samples were titrated by 50% tissue culture infectious dose endpoint assay using Vero-E6 cells. When tested as described, the Breathe Hand Sanitizer Spray and Gelshowed a ≥3.84 Log10 reduction against Severe Acute Respiratory Syndrome-related Coronavirus 2 (SARS-CoV-2)(COVID-19 Virus) when the target virus was exposed to the Breath Hand Sanitizer Spray and Gel for 15 and 30 seconds at 21 degrees C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCO BRANDS, INC.

Dated: June 24, 2020	/s/ Ross Sklar
Ross Sklar
President and Chief Executive Officer